==============================================================================

                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                    -----------------------------------


                                 FORM 8-K/A

                        AMENDMENT TO CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE

                      SECURITIES EXCHANGE ACT OF 1934

                    -----------------------------------


                              FEBRUARY 1, 1999
              DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)


                             THEGLOBE.COM, INC.

           (Exact name of registrant as specified in its charter)


       DELAWARE                      0-25053                    14-1781422

   (State or other          (Commission File Number)        (I.R.S. Employer
    jurisdiction of                                           Identification
   incorporation or                                               Number)
     organization)
                               31 WEST 21ST STREET
                             NEW YORK, NEW YORK 10010

                  (Address of principal executive offices)
                               (212) 886-0800

            (Registrant's telephone number, including area code)


==============================================================================

The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of the Current Report on Form 8-K originally filed by the registrant with the Securities and Exchange Commission on February 15, 1999, as set forth in the pages attached hereto:

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
          INFORMATION AND EXHIBITS

     (a) Financial Statements of Business Acquired and theglobe.com, inc. Pro Forma Condensed Consolidated Financial Information


                              TABLE OF CONTENTS


                                                                        PAGE
                                                                        ----

factorymall.com, inc.  Financial Statements

Independent Auditors' Report                                             F-1

Balance Sheets at December 31, 1998 and 1997                             F-2

Statements of Operations for the years ended December 31, 1998 and 1997 and the period from April 25, 1996 (inception)
     to December 31, 1996                                                F-3

Statements of Stockholders' Equity (Deficit) for the years ended
     December 31, 1998 and 1997 and the period from April 25, 1996
     (inception) to December 31, 1996                                    F-4

Statements of Cash Flows for the years ended December 31, 1998 and 1997 and the period from April 25, 1996 (inception) to
     December 31, 1996                                                   F-5

Notes to Financial Statements                                            F-6

theglobe.com, inc.  Pro Forma Condensed Consolidated Financial
     Information                                                         F-12

Unaudited Pro Forma Condensed Consolidated Balance Sheet at
     December 31, 1998                                                   F-13

Unaudited Pro Forma Condensed Consolidated Statement of Operations
     for the year ended December 31, 1998                                F-14

Notes to the Unaudited Pro Forma Condensed Consolidated Financial
     Information                                                         F-15

                        INDEPENDENT AUDITORS' REPORT


The Board of Directors
factorymall.com, inc.:


We have audited the accompanying balance sheets of factorymall.com, inc. as of December 31, 1998 and 1997, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years ended
December 31, 1998 and 1997 and the period from April 25, 1996 (inception) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of factorymall.com, inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years ended December 31, 1998 and 1997 and the period from April 25, 1996 (inception) to December 31, 1996, in conformity with generally accepted accounting principles.


                                             /s/ KPMG LLP
Seattle, Washington
March 5, 1999

                           FACTORYMALL.COM, INC.
                                (dba azazz!)

                               Balance Sheets

                         December 31, 1998 and 1997


                  ASSETS                           1998          1997
                                                   ----          ----
Current assets:
   Cash                                    $      258,438       42,286
   Inventory                                       34,113        6,608
   Prepaid expenses and other current
     assets                                         6,913       38,136
                                                ---------     --------

         Total current assets                     299,464       87,030

Computer equipment, furniture and office
  equipment, net                                  270,365       43,634
                                                ---------     --------

         Total assets                      $      569,829      130,664
                                                =========     ========


            LIABILITIES AND STOCKHOLDERS'
            EQUITY (DEFICIT)

Current liabilities:
   Accounts payable                        $      299,210       46,219
   Accrued expenses                               128,938        9,858
   Current portion of capital lease
     obligations                                   22,258       17,917
   Current portion of notes payable
     to related parties                            64,767           --
                                                ---------     --------

         Total current liabilities                515,173       73,994

Capital lease obligations, net of current
  portion                                          16,502       20,533
Notes payable to related parties, net of
current portion                                   103,271           --
                                                ---------     --------

         Total liabilities                        634,946       94,527
                                                ---------     --------

Stockholders' equity (deficit):
   Preferred stock, no par value.
     Authorized 5,000,000 shares;
     no shares issued and outstanding                  --           --
   Common stock, no par value.
     Authorized 25,000,000 shares;
     issued and outstanding
     11,315,671 shares in
     1998 and 9,950,000 shares in 1997          1,494,551      546,000
   Additional paid-in capital                     562,825           --
   Deferred stock compensation                   (292,163)          --
   Accumulated deficit                         (1,830,330)    (509,863)
                                                ---------     --------

   Total stockholders' equity (deficit)          (65,117)       36,137
                                                ---------     --------

   Total liabilities and stockholders'
     equity (deficit)                      $      569,829      130,664
                                                =========     ========


See accompanying notes to financial statements.

                           FACTORYMALL.COM, INC.
                                (dba azazz!)

                          Statements of Operations

           Years ended December 31, 1998 and 1997 and the period from April 25, 1996 (inception) to December 31, 1996




                                             1998           1997           1996
                                             ----           ----           ----

Net sales                              $     473,563        70,656           --
Cost of sales                                349,563        53,314           --
                                           ---------      --------     --------
         Gross profit                        124,000        17,342           --

Sales and marketing expense                  333,415        94,997           --
Research and development expense             223,957        82,852        8,500
General and administrative expense           673,530       211,062      131,462
                                           ---------      --------     --------
         Loss from operations             (1,106,902)     (371,569)    (139,962)
                                           ---------      --------     --------
Other income (expense):

   Interest expense                         (213,573)           --           --
   Other income, net                               8         1,668           --
                                           ---------      --------     --------
         Total other income (expense)       (213,565)        1,668           --
                                           ---------      --------     --------
         Net loss                       $ (1,320,467)     (369,901)    (139,962)
                                           =========      ========     ========


See accompanying notes to financial statements.


                                     FACTORYMALL.COM, INC.
                                         (dba azazz!)

                         Statements of Stockholders' Equity (Deficit)

                     Years ended December 31, 1998 and 1997 and the period from April 25, 1996 (inception) to December 31, 1996




                                              COMMON STOCK           ADDITIONAL       DEFERRED                           TOTAL
                                       -------------------------      PAID-IN          STOCK         ACCUMULATED      STOCKHOLDERS'
                                         SHARES         AMOUNT        CAPITAL       COMPENSATION       DEFICIT      EQUITY (DEFICIT)
                                       -----------   -----------    ------------    ------------     ------------   ---------------


Balances at April 25, 1996 (inception)          --   $                        --               --              --                --

Issuance of common stock                 9,000,000        100,000             --               --              --           100,000
Net loss                                        --             --             --               --        (139,962)         (139,962)
                                        ----------     ----------     ----------     ------------      ----------       -----------
Balances at December 31, 1996            9,000,000        100,000             --               --        (139,962)          (39,962)
Issuance of common stock                   927,000        400,000             --               --              --           400,000
Conversion of note payable                  23,000         46,000             --               --              --            46,000
Net loss                                        --             --             --               --        (369,901)         (369,901)
                                        ----------     ----------     ----------     ------------      ----------       -----------

Balances at December 31, 1997            9,950,000        546,000             --               --        (509,863)           36,137

Issuance of common stock                   705,671        529,251             --               --              --           529,251
Issuance of warrants in connection
  with convertible debt                         --             --        190,000               --              --           190,000
Conversion of notes payable to
  common stock                             416,000        312,000             --               --              --           312,000
Exercise of warrants                       200,000        100,000             --               --              --           100,000
Exercise of stock options                   44,000          7,300             --               --              --             7,300
Deferred stock compensation                     --             --        372,825         (372,825)             --                --
Amortization of deferred stock
  compensation                                  --             --             --           80,662              --            80,662
Net loss                                        --             --             --               --      (1,320,467)       (1,320,467)
                                        ----------     ----------     ----------     ------------      ----------       -----------
Balances at December 31, 1998           11,315,671    $ 1,494,551        562,825         (292,163)     (1,830,330)          (65,117)
                                        ==========     ==========     ==========     ============      ==========       ===========



See accompanying notes to financial statements.




                           FACTORYMALL.COM, INC.
                                (dba azazz!)

                          Statements of Cash Flows

           Years ended December 31, 1998 and 1997 and the period from April 25, 1996 (inception) to December 31, 1996



                                               1998            1997           1996
                                               ----            ----           ----
Cash flows from operating activities:
   Net loss                                $(1,320,467)      (369,901)      (139,962)
   Adjustments to reconcile net loss
     to net cash used in operating
     activities:
      Depreciation                              45,476         15,459          3,808
      Stock compensation expense                80,662             --             --
      Accrued interest expense converted
        into common stock                      190,000             --             --
      Change in certain assets and
        liabilities:
        Inventory                              (27,505)        (4,628)        (1,980)
        Prepaid expenses and other
          current assets                        31,223        (28,799)        (9,337)
      Accounts payable                         252,991         34,462         11,757
      Accrued expenses                         131,080          9,858             --
                                             ---------      ---------      ---------
         Net cash used in operating
           activities                         (616,540)      (343,549)      (135,714)
                                             ---------      ---------      ---------

Cash used in investing activities -
  purchase of computer equipment,
  furniture and office equipment              (235,570)        (2,627)        (7,642)
                                             ---------      ---------      ---------

Cash flows from financing activities:
   Proceeds from issuance of notes payable     151,790             --         46,000
   Proceeds from issuance of convertible
     notes payable                             300,000             --             --
   Repayment of capital lease obligations      (20,079)       (11,538)        (2,644)
   Proceeds from exercise of warrants          100,000             --             --
   Proceeds from exercise of stock options       7,300             --             --
   Proceeds from issuance of common stock      529,251        400,000        100,000
                                             ---------      ---------      ---------
         Net cash provided by financing
           activities                        1,068,262        388,462        143,356
                                             ---------      ---------      ---------
         Net increase in cash                  216,152         42,286             --

Cash at beginning of period                     42,286             --             --
                                             ---------      ---------      ---------

Cash at end of period                      $   258,438         42,286             --
                                             =========      =========      =========

Supplemental schedule of cash flow
  information - cash paid during the
  period for interest                      $     4,219          3,108            337
                                             =========      =========      =========

Supplemental schedule of noncash
  investing and financing activities:
   Computer equipment acquired through
     capital lease obligations             $    20,389         17,606         35,026

   Notes payable and accrued interest
     converted to common stock                 312,000         46,000             --
                                             =========      =========      =========




See accompanying notes to financial statements.


                           FACTORYMALL.COM, INC.
                                (dba azazz!)

                       Notes to Financial Statements

                      December 31, 1998, 1997 and 1996


(1)  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (A)  DESCRIPTION OF BUSINESS

          factorymall.com, inc. (Company) (dba azazz!) is a retailer on the Internet. The Company was incorporated in the State of Washington on April 25, 1996. Through its Internet web site (www.azazz.com), the Company allows customers to purchase various consumer goods.

          Inherent in the Company's business are various risks and uncertainties, including its limited operating history and the limited history of commerce on the Internet. Future revenues from the Company's services are dependent on the continued growth and acceptance of the Internet and use of the Internet for various commercial transactions.

     (B)  USE OF ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (C)  INVENTORIES

          Inventories consist of finished goods which are valued at the lower of cost or market (net realizable value) on a first-in, first-out basis.

     (D)  COMPUTER EQUIPMENT, FURNITURE AND OFFICE EQUIPMENT

          Computer equipment, furniture and office equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Computer equipment is depreciated over an estimated useful life of three years. Furniture and office equipment is depreciated over an estimated useful life of five years.

     (E)  REVENUE RECOGNITION

          The Company recognizes revenue from product sales, net of any discounts, when the products are shipped to customers. Outbound shipping and handling charges are included in net sales. The Company provides an allowance for sales returns, which has been insignificant, based on historical experience.

     (F)  ADVERTISING COSTS

          The cost of advertising is expensed as incurred. In 1998 and 1997, the Company incurred advertising expense of $93,066 and $17,739, respectively, which is included in sales and marketing expense. The Company incurred no advertising costs in 1996.

     (G)  INCOME TAXES

          The Company is an S corporation for Federal income tax purposes. Consequently, taxable income or loss of the Company is attributed to the Company's stockholders and no provision for income taxes has been reflected in the accompanying financial statements. Pro forma income tax information has not been provided. Had the Company been taxed as a C corporation, any income tax benefit as a result of the losses incurred by the Company would have been fully offset by the establishment of a valuation allowance for deferred tax assets.

     (H)  STOCK-BASED COMPENSATION

          The Company accounts for its stock option plans for employees in accordance with the provisions of Accounting Principles Board
          (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense related to employee stock options is recorded only if, on the date of grant, the fair value of the underlying stock exceeds the exercise price. The Company follows the disclosure-only requirements of Statement of Financial Accounting Standards
          (SFAS) No. 123, Accounting for Stock-Based Compensation, which allows entities to continue to apply the provisions of APB Opinion No. 25 for transactions with employees and provide pro forma disclosures of operating results as if the fair value based method of accounting in SFAS No. 123 had been applied to employee stock option grants.

     (I)  IMPAIRMENT OF LONG-LIVED ASSETS

          The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of their carrying amount or fair value less costs to sell.

     (J)  FAIR VALUE OF FINANCIAL INSTRUMENTS

          The carrying amounts for the Company's cash, accounts payable, notes payable and capital lease obligations approximate fair value.

(2)  COMPUTER EQUIPMENT, FURNITURE AND OFFICE EQUIPMENT

     Computer equipment, furniture and office equipment consist of the following at December 31:

                                            1998           1997
                                        ------------  --------------

     Computer equipment                 $   309,269          57,651
     Furniture and office equipment          25,839           5,250
                                        ------------  --------------
                                            335,108          62,901

     Less accumulated depreciation           64,743          19,267
                                        ------------  --------------

            Net computer equipment,
              furniture and office      $   270,365          43,634
              equipment
                                        ============  ==============


(3)  COMMITMENTS

     (A) OPERATING LEASES

          The Company leases its offices under an operating lease agreement expiring in February 1999. Minimum lease payments required in 1999 under this lease total $4,000. The Company also rents warehouse space under a month-to-month arrangement. Rent expense totaled $27,056, $24,000 and $5,772 for the years ended December 31, 1998 and 1997 and the period from April 25 1996 (inception) to December 31, 1996, respectively.

     (B)  CAPITAL LEASES

          The Company leases computer equipment under capital leases. Future minimum lease payments under capital leases are as follows:

               1999                                   $     25,678
               2000                                         12,994
               2001                                          4,821
                                                       -------------
                                                            43,493
               Less amounts representing interest
               at 9.3% to 14.0%                              4,733
                                                       -------------
                                                            38,760

               Less current portion                         22,258
                                                       =============
                                                      $     16,502
                                                       =============

     (C)  PORTAL COMMITMENTS

          The Company has agreements with certain Internet portal companies to purchase advertising on their Internet web sites in 1999. Total commitments under these contracts are approximately $85,000.

(4)  NOTES PAYABLE TO RELATED PARTIES

     Notes payable to related parties include the following:

          Note payable to stockholder, payable monthly in
            installments of $4,896, including interest at 12%,
            secured by computer equipment                        $    147,449
          Note payable to officer, payable monthly in
            installments of $969, including interest at 12%,
            secured by computer equipment                              20,589
                                                                  -------------
                                                                      168,038

          Less current portion                                         64,767
                                                                  =============

                                                                 $    103,271
                                                                  =============

     Subsequent to December 31, 1998, the notes were repaid as part of the sale of the Company.


(5)  STOCKHOLDERS' EQUITY

     (A)  CONVERTIBLE NOTES PAYABLE

          In March 1998, the Company issued $300,000 of convertible notes payable. The notes carried an annual interest rate of 12% and matured in July 1998. In addition, the Company issued the noteholders warrants to purchase 600,000 shares of common stock at $0.50 per share. The fair value of the warrants was $190,000 which was determined using a Black-Scholes pricing model with the following assumptions--fair market value of the underlying stock of $0.50 per share, expected life of five years, expected volatility of 70%, and a risk-free interest rate of 5.6%. The value of the warrants was recorded as a discount on the convertible notes payable and amortized to interest expense in 1998. In 1998, 200,000 warrants were exercised. At December 31, 1998, 400,000 warrants remained outstanding.

          In July 1998, the noteholders elected to convert the notes payable to common stock. The total principal and accrued interest of $312,000 outstanding was converted into 416,000 shares of common stock at $0.75 per share.

          In 1996, the Company issued a $46,000 convertible note payable. This note was converted into 92,000 shares of common stock in 1997 at $0.50 per share.

     (B)  STOCK OPTION PLAN

          In 1998, the Company adopted a stock option plan (the Plan) that provides for the issuance of incentive and nonqualified stock options to officers, directors, employees, and consultants to acquire 1,500,000 shares of the Company's common stock.

          The Board of Directors determines the terms and conditions of options granted under the Plan, including the exercise price and vesting schedule. The exercise price for qualified incentive stock options shall not be less than the fair market value of the underlying stock at the date of grant, and have terms no longer than ten years from the date of grant. Options granted generally vest over periods ranging from 18 months to four years.

          Under APB 25, compensation expense is measured as the excess of the fair value of the underlying stock over the exercise price on the date of grant. Had stock compensation expense for the Company's stock option plan been determined based on the fair value methodology under SFAS 123, the Company's 1998 net loss would have increased to the following pro forma amount:

                    Net loss:
                      As reported                $ (1,320,407)
                      Pro forma                    (1,327,492)

          The weighted average fair value of options granted in 1998 was $0.36. The fair value for these options was estimated at the date of grant using the minimum value method which takes into account
          (1) the fair value of the underlying stock at the grant date, (2) the exercise price, (3) an expected life of five years, (4) no dividends, and (5) a risk-free interest rate of 5.4%. Compensation expense recognized in providing pro forma disclosures may not be representative of the effects on net income or loss for future years.

          A summary of stock option activity under the Plan is as follows:



                                                       OUTSTANDING OPTIONS
                                                   ----------------------------
                                             SHARES                          WEIGHTED
                                           AVAILABLE         NUMBER          AVERAGE
                                           FOR GRANT       OF SHARES      EXERCISE PRICE
                                         -------------   -------------    --------------
         Balances at December 31, 1997           --              --       $      --

            Plan adoption                 1,500,000              --              --
            Options granted              (1,500,000)      1,500,000            0.50
            Options exercised                    --         (44,000)           0.16
                                         -------------   -------------    --------------

         Balances at December 31, 1998           --       1,456,000       $    0.51
                                         =============   =============    ==============


          The Company issued additional options to acquire 183,900 shares of the Company's common stock during 1998. Subsequent to year-end, the Board of Directors approved the issuance of these options and amended the Plan to provide for the issuance of incentive and nonqualified stock options to acquire an additional 500,000 shares of the Company's common stock.

          The following table summarizes information about stock options outstanding under the Plan at December 31, 1998:


                                     OUTSTANDING OPTIONS
                                   ------------------------
                                                               OPTIONS EXERCISABLE
                                     WEIGHTED                ------------------------
                                     AVERAGE      WEIGHTED                  WEIGHTED
                                    REMAINING     AVERAGE                   AVERAGE
          EXERCISE      NUMBER     CONTRACTUAL    EXERCISE      NUMBER      EXERCISE
           PRICES     OUTSTANDING     LIFE         PRICE      EXERCISABLE    PRICE
         -----------  -----------  -----------  -----------   -----------  -----------
      $      0.50     1,371,000     4.5 years   $    0.50       223,250   $     0.50
             0.75        85,000     4.7 years        0.75         2,313         0.75
                      -----------  -----------  -----------  -----------  -----------

                      1,456,000     4.6 years        0.51       225,563         0.50
                      ===========  ===========  ===========  ===========  ===========

(7)  SUBSEQUENT EVENT

     In February 1999, the Company entered into an agreement to merge the Company with Nirvana Acquisition Corporation (a wholly-owned subsidiary of theglobe.com). All issued and outstanding options to purchase common stock of the Company vested fully on the acquisition date and were converted into options to purchase common stock of theglobe.com at a specified conversion rate. As a result of the acquisition, certain employees received a percentage of the sale proceeds, as provided for under the terms of their employment contracts.

Item 7.   Financial Statements, Pro forma Financial Informaiton and Exhibits

     (b)  Pro forma Condensed Consolidated Financial Information

     In February 1999, the Company acquired factorymall.com, inc. ("factorymall"), for approximately $22.8 million including acquisition costs. This acquisition will be accounted for as a purchase business combination. See Note 10 to the Company's Financial Statements for the year ended December 31, 1998 filed on Form 10-K with the Securities and Exchange Commission on March 30, 1999.

     The unaudited Pro Forma Condensed Consolidated Statements of Operations (the "Pro Forma Statements of Operations") for the year ended December 31, 1998 gives effect to the acquisition of factorymall as if it had occurred on January 1, 1998. The Pro Forma Statements of Operations are based on historical results of operations of the Company and factorymall for the year ended December 31, 1998. The unaudited Pro Forma Condensed Consolidated Balance Sheet (the "Pro Forma Balance Sheet") gives effect to the acquisition of factorymall as if the acquisition had occurred on that date. The Pro Forma
     Statements of Operations and Pro Forma Balance Sheet and the accompanying notes (the "Pro Forma Financial Information") should be read in conjunction with and are qualified by the historical financial statements of the Company and notes thereto.

     The Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of the consolidated company after the acquisition of factorymall, or of the financial position or results of operations of the consolidated company that would have actually occurred had the acquisition of factorymall been effected on January 1, 1998.


                              theglobe.com, inc.

          UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET


                                          December 31, 1998
                                     --------------------------
                                      theglobe.      factorymall.      Pro Forma       Pro Forma
ASSETS                                com, inc.        com, inc.     Adjustments     As Adjusted
                                     ------------   ------------     -----------    ------------
Cash and cash equivalents            $ 29,250,572   $    258,438     $         -    $ 29,509,010
Short-term investments                    898,546              -               -         898,546
Accounts receivable, net                2,004,875              -               -       2,004,875
Inventory                                       -         34,113               -          34,113
Prepaids and other current assets         678,831          6,913               -         685,744
                                       ----------      ---------     -----------     -----------
   Total current assets                32,832,824        299,464               -      33,132,288

Property and equipment, net             3,562,559        270,365               -       3,832,924
Restricted investments                  1,734,495              -               -       1,734,495
Goodwill and intangible assets                  -              -      22,841,666(a)   22,841,666
                                       ----------      ---------     -----------     -----------
   Total assets                      $ 38,129,878   $    569,829     $22,841,666    $ 61,541,373
                                       ==========      =========     ===========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
(DEFICIT)

Accounts payable                     $  2,614,445   $    299,210     $         -    $  2,913,655
Accrued expenses                          817,463        128,938               -         946,401
Accrued compensation                      691,279              -               -         691,279
Deferred revenue                          673,616              -               -         673,616
Current portion of notes payable to
  related party                                           64,767               -          64,767
Current installments of obligations             -
  under capital leases                  1,026,728         22,258               -       1,048,986
                                       ----------      ---------     -----------     -----------

   Total current liabilities            5,823,531        515,173               -       6,338,704

Notes payable to related party, net of
  current portion                               -        103,271               -         103,271
Obligations under capital leases,
  excluding current installments        2,005,724         16,502               -       2,022,226
                                       ----------      ---------     -----------     -----------

   Total liabilities                    7,829,255        634,946                       8,464,201
                                                                      22,776,549(a)   22,776,549
Stockholders' equity (deficit)         30,300,623        (65,117)         65,117(a)   30,300,623
                                       ----------      ---------     -----------     -----------

   Total liabilities and
    stockholders' equity (deficit)   $ 38,129,878   $    569,829     $22,841,666    $ 61,541,373
                                       ==========      =========     ===========     ===========





                              theglobe.com, inc.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS


                                               Year Ended
                                            December 31, 1998
                                       --------------------------
                                        theglobe.      factorymall.        Pro Forma       Pro Forma
                                        com, inc.         com, inc.       Adjustments     As Adjusted
                                        ------------   ------------       -----------    ------------

Revenues                                $  5,509,818    $   473,563     $          -     $  5,983,381
Cost of revenues                           2,238,871        349,563                -        2,588,434
                                         -----------     ----------                       -----------
      gross profit                         3,270,947        124,000                -        3,394,947

Operating expenses:
   Sales and marketing                     9,298,683        333,415                -        9,632,098
   Product development                     2,632,613        223,957                -        2,856,570
   General and administrative              6,828,134        673,530                -        7,501,664
   Non-recurring charge                    1,370,250              -                -        1,370,250
   Amortization of intangible assets               -              -        7,613,889(a)     7,613,889
                                         -----------     ----------       ----------      -----------
      Loss from operations               (16,858,733)    (1,106,902)      (7,613,889)     (25,579,524)

Other income (expense):
   Interest and dividend income            1,083,400              8                -        1,083,408
   Interest and other expense               (191,389)      (213,573)               -         (404,962)
                                         -----------     ----------       ----------      -----------
      Total other income (expense), net      892,011       (213,565)               -          678,446
                                         -----------     ----------       ----------      -----------

      Loss before provision for income
        taxes                            (15,966,722)    (1,320,467)      (7,613,889)     (24,901,078)
                                         -----------     ----------       ----------      -----------

Provision for income taxes                    78,918              -                -            78,918
                                         -----------     ----------       ----------      -----------
      Net loss                          $(16,045,640)   $(1,320,467)    $ (7,613,889)    $(24,979,996)
                                         ===========     ==========       ==========      ===========

Basic and diluted net loss per share          $(6.74)                                          $(9.17)(b)
                                         ===========                                      ===========
Weighted average basic and diluted
  shares outstanding                       2,381,140                         343,916(b)     2,725,056(b)
                                         ===========                      ==========      ===========



                            theglobe.com, inc.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(1)  Pro Forma Adjustments and Assumptions

     (a) The Company acquired factorymall.com, inc. in a stock transaction for approximately $22.8 million in February 1999, including costs of acquisition, of which approximately $22.8 million was allocated to intangible assets. The components of the purchase price were as follows: $17.4 million for all of the outstanding common stock, $402,570 for outstanding warrants, $1.7 million for outstanding options to purchase common stock, $2.0 million in connection with the retention of certain bonus obligations of factorymall triggered in connection with the merger, $451,232 in cash, and the remaining amount was for costs of the acquisition. Goodwill and other intangible assets will be amortized over a period of 3 years, the expected period of benefit. The Pro Forma adjustments to the statement of operations reflect twelve months of amortization expense for the year ended December 31, 1998, assuming the transaction had occurred on January 1, 1998. The value of the intangible assets at January 1, 1998 would have been approximately $22.8 million.

          The following represents the allocation of the purchase price over the historical net book values of the acquired assets and liabilities of factorymall.com at December 31, 1998, and is for illustrative pro forma purposes only. Actual fair values will be based on financial information as of the acquisition date
          (February 1, 1999). Assuming the transaction had occurred on December 31, 1998, the allocation would have been as follows:


                                                          factorymall.com, inc.

          Assets acquired;
           Cash                                                 $    258,438
           Inventory                                                  34,113
           Other assets                                                6,913
           Computer equipment, furniture and office equipment        270,365
           Goodwill and intangibles                               22,841,666
          Liabilities assumed                                       (634,946)
                                                                  ----------
           Purchase Price                                       $ 22,776,549
                                                                  ==========


          The Pro Forma adjustment reconciles the historical balance sheet of factorymall.com at December 31, 1998 to the allocated purchase price assuming the transaction had occurred on December 31, 1998.

     (b) The pro forma basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. The calculation of the weighted average number of shares outstanding assumes that the 343,916 of the Company's common stock issued in its acquisition were outstanding for the entire period.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


(c) Exhibits

2.1    Agreement  and Plan of Merger  dated as of  February 1,
       1999   by   and   among   theglobe.com,inc.,    Nirvana
       Acquisition  Corp.,   factorymall.com,inc. and  certain
       shareholders thereof.*

23.1   Consent of KPMG, LLP, independent auditors.





-----------------
*      Previously filed with Form 8-K dated February 15, 1999.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

     Dated:  March 31, 1999.



                                             theglobe.com,inc.



                                            By:  /s/ Todd V. Krizelman
                                                ---------------------------
                                                Name:  Todd V. Krizelman
                                                Title: Co-Chief Executive
                                                       Officer and
                                                       Co-President